UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 12, 2008

Date of report (Date of earliest event reported)

CBRE REALTY FINANCE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33050 (Commission File Number)	30-0314655 (IRS Employer Identification No.)

185 Asylum Street, 31st Floor Hartford, Connecticut (Address of Principal Executive Offices)	06103 (Zip Code)

(860) 275-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2008, CBRE Realty Finance CDO 2007-1, Ltd., an exempt company incorporated under the laws of Cayman Islands and an indirect subsidiary of CBRE Realty Finance, Inc. (the “Company”), had entered into an Amendment Number One to the Collateral Management Agreement (the “Amendment”) with CBRE Realty Finance Management, LLC (the “Collateral Manager”) and consented to by MBIA Insurance Corporation, as controlling class of 2007 CDO bondholders (“MBIA”). The Amendment establishes three additional Collateral Manager termination events which may be enforced in the sole discretion of MBIA. The first additional termination event relates to the departure of certain key persons from the Collateral Manager (or a successor thereof), while the second additional termination event is predicated on the continuing satisfaction of a collateral coverage test established by the Amendment. The third additional termination event relates to the continuing satisfaction of a particular collateral coverage test under the Company’s 2006 CDO. In addition, the Collateral Manager has agreed to (i) cause the trustee of the 2006 CDO and the trustee of the 2007 CDO to provide certain additional reports concerning the above-noted tests to MBIA and (ii) pay the trustee of the 2007 CDO a monthly fee for performing such additional reporting services.

The foregoing is a summary of the terms of the Amendment. Certain additional changes not described herein were made to this amendment. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment Number One to the Collateral Management Agreement, by and among CBRE Realty Finance CDO 2007-1, Ltd., CBRE Realty Finance Management, LLC and consented to by MBIA Insurance Corporation, dated December 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2008

CBRE REALTY FINANCE, INC.

By:	/s/ Daniel Farr
Name: Daniel Farr
Title: Chief Financial Officer